                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                              Vicom, Incorporated
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
/X/  No fee required
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11
    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

                              VICOM, INCORPORATED
                           9449 SCIENCE CENTER DRIVE
                           NEW HOPE, MINNESOTA 55428

July 15, 1999


Dear Shareholder:

You are cordially invited to attend the 1999 Annual Meeting of Shareholders of Vicom, Incorporated to be held at the corporate offices of the Company located at 9449 Science Center Drive, New Hope, Minnesota, 55428 on July 28, 1999 at 10:00 a.m.

The notice of Annual Meeting and the Proxy Statement that follow describe the formal business to be transacted at the meeting. During the meeting we will also review the activities of the past year and items of general interest about Vicom, Incorporated. Shareholders will also be given the opportunity to ask questions.


Sincerely,


James L. Mandel
Chief Executive Officer

                                   V I C O M

                           I N C O R P O R A T E D

                           9449 SCIENCE CENTER DRIVE
                           NEW HOPE, MINNESOTA 55428
-------------------------------------------------------------------------------
                 NOTICE OF 1999 ANNUAL MEETING OF SHAREHOLDERS

                           TO BE HELD JULY 28, 1999
-------------------------------------------------------------------------------

     The Annual Meeting of the Shareholders of VICOM, INCORPORATED will be held at Vicom headquarters, 9449 Science Center Drive, New Hope, MN 55428, on Wednesday, July 28, 1999 at 10:00 a.m. Minneapolis time, for the following purposes, as more fully described in the accompanying Proxy Statement.

     1.   To elect seven directors for a term of one year.

     2. To vote upon the ratification of Vicom, Inc.'s 1999 Stock Compensation Plan.

     3. To vote upon the ratification of Lurie, Besikof, Lapidus & Co, LLP as independent auditors of the Company for the prior year.

     4. To transact such other business as may properly come before the meeting or any adjournment thereof.

     Only Shareholders of record at the close of business June 1, 1999 will be entitled to receive notice of and vote at the meeting.

     Shareholders are urged to fill in and sign the enclosed proxy and mail it promptly in the accompanying envelope to which no postage need be affixed if mailed in the United States. Shareholders who are present at the meeting may revoke their proxies and vote in person.

     If you cannot attend the meeting, please mark, sign, date and mail the enclosed proxy.

                                       By Order of the Board of Directors

                                       Pierce McNally
                                       Secretary

                             VICOM, INCORPORATED

                          9449 SCIENCE CENTER DRIVE
                              NEW HOPE, MN 55428

------------------------------------------------------------------------------
                               PROXY STATEMENT
------------------------------------------------------------------------------

                        ANNUAL MEETING OF SHAREHOLDERS
                                JULY 28, 1999
               SOLICITATION, EXECUTION AND REVOCATION OF PROXIES

     The mailing address of the principal corporate office of the Company is 9449 Science Center Drive, New Hope, MN 55428. This Proxy Statement and the form of proxy which is enclosed are being mailed to the Company's shareholders commencing on or about July 15, 1999.

     Proxies in the accompanying form are solicited on behalf, and at the direction, of the Board of Directors of the Company. All shares of Common Stock represented by properly executed proxies, unless such proxies have previously been revoked, will be voted in accordance with the direction of the proxies. If no direction is indicated, the shares will be voted in favor of the proposals to be acted upon at the Annual Meeting. If any other matters are properly presented at the meeting for action, including a question of adjourning the meeting from time to time, the persons named in the proxies and acting thereunder will have discretion to vote on such matters in accordance with their best judgement.

     When stock is in the name of more than one person, each such person should sign the proxy. If the shareholder is a corporation, the proxy should be sign in the name of such corporation by an executive or other authorized officer. If signed as attorney, executor, administrator, trustee, guardian or in any other representative capacity, the signer's full-title should be given and, if not previously furnished, a certificate or other evidence of appointment should be furnished.

     A shareholder executing and returning a proxy has the power to revoke it at any time before it is voted. A shareholder who wishes to revoke a proxy can do so by executing a late dated proxy relating to the same shares and delivering it to the Secretary of the Company prior to the vote at the Annual Meeting, by written notice of revocation received by the Secretary prior to the vote at the Annual Meeting, or by appearing in person at the Annual Meeting, filing a written notice or revocation and voting in person the shares to which the proxy relates.

     In addition to the use of the mails, proxies may be solicited by personal interview, telephone and telegram by the directors, officers and regular employees of the Company. Such persons will receive no additional compensation for such services. Arrangements will also be made with certain brokerage firms and certain other custodians, nominees and fiduciaries for the forwarding of solicitation materials to the beneficial owners of Common Stock held of record by such persons, and such brokers, custodians, nominees and fiduciaries will be reimbursed for their reasonable out-of-pocked expenses incurred by them in connection therewith. All expenses incurred in connection with this solicitation will be borne by the Company.

                VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

     Only shareholders of record at the close of business on June 1, 1999 (the "Record Date") will be entitled to vote at this meeting. On the Record Date, there were 3,506,236 shares of Common Stock issued and outstanding. Each holder of Common Stock is entitled to one vote, exercisable in person or by proxy, for each share of common Stock held of record on the Record Date. The affirmative vote of the holders of a majority of the shares of Common Stock outstanding on the Record Date is required for approval of the proposals to be voted upon at the Annual Meeting.

     The following table sets forth certain information as of June 1, 1999 with respect to each person known by the Company to be the beneficial owner of more than 5 percent of its Common Stock, each director of the Company, and all officers and directors of the Company as a group. Except as indicated, each of the persons listed in the following table has sole voting and investment power with respect to the shares set forth opposite his name.

                                          NUMBER OF SHARES        PERCENTAGE OF
NAME AND ADDRESS OF BENEFICIAL OWNER     BENEFICIALLY OWNED     OUTSTANDING STOCK
------------------------------------     ------------------     -----------------

Marlyce Sause                                 239,000                 6.8%
9414 Woodbridge Road
Bloomington, MN  55438

Marvin Frieman                                458,000                 13.1%
5725 West 25 1/2 Street
St. Louis Park, MN  55426

Steven Bell                                   460,257                 13.1%
4455 West Branch Road
Mound, MN  55364

Americable, Inc.                             1,350,000                38.5%
7450 Flying Cloud Drive
Eden Prairie, MN  55344

All Officers and Directors                    916,907                 26.2%
as a Group (seven persons)


                              ELECTION OF DIRECTORS

     Seven persons have been nominated for election at the 1999 Annual Meeting as directors for a one-year term expiring at the 2000 Annual Meeting. The directors will hold office for the term for which elected and will serve until their successors have been duly elected and qualified.

     It is intended that votes will be case pursuant to the enclosed proxy for the election of the nominees listed in the table below, except for those proxies which withhold such authority. In the event that the proxy will be voted for the election of such other person or persons as the management may recommend in the place of such nominee. The management has no reason to believe that any of the nominees will not be candidates or will be unable to serve.

INFORMATION ABOUT NOMINEES

The following information has been furnished to the Company by the respective nominees for director.


NAME OF NOMINEE                               AGE            DIRECTOR SINCE
---------------                               ---            --------------
Marvin Frieman                                 67                 1983
Chairman
Vicom, Incorporated

Steven Bell                                    40                 1994
President
Vicom, Incorporated

Jonathan B. Dodge                              48                 1997
Partner in the C.P.A. Firm of Dodge & Fox

James  Mandel                                  43                 1998
Chief Executive Officer
Vicom, Incorporated

Pierce McNally                                 50                 1999
Chairman of the Board
Minnesota American

Mark Mekler                                    45                 1999
Regional Director
Piper Jaffray, Inc.

Peter Flynn                                    39                 1999
President
Americable, Inc.

     MARVIN FRIEMAN was Vice President and Sales Manager of the Company since its inception until October 1994. He was named Chief Executive Officer of the Company in November 1994 and served in that position until he became Chairman in October 1998. He has been a director since September 1983. Prior to joining the Company in 1975, Mr. Frieman was a founder of Commpro, Inc., which sold and installed commercial sound and intercom systems.

     STEVEN BELL was general counsel and Vice President of the Company from June 1985 through October 1994, at which time he became Chief Financial Officer. He was named President in July 1997. He is a graduate of the William Mitchell College of Law.

     JONATHAN B. DODGE is the Senior Partner of the C.P.A. firm of Dodge & Fox. Mr. Dodge is a member of both the AICPA and the Minnesota Society of CPA's.

     JAMES MANDEL has been the Chief Executive Officer and a Director of the Company since October 1, 1998. He was co-founder of Call 4 Wireless, LLC, a telecommunications company specializing in wireless communication, and served as its Chairman and a member of the Board of Directors from December 1996 until October 1998 and as its interim Chief Executive Officer from December 1996 until December 1997. From October 1991 to October 1996, he was Vice President of Systems for Grand Casinos, Inc., where his duties included managing the design, development, installation and on-going maintenance for the 2,000 room, $507 million Stratosphere Hotel, Casino and Tower in Las Vegas. Mr. Mandel also managed the development of Grand Casino Mille Lacs, in Onamia, Minnesota, Grand Casino Hinckley in Hinckley, Minnesota and six other casinos nationwide. He also serves on the board of Minnesota American, Inc. and is a trustee of the Boys and Girls Club of Minneapolis.

     PIERCE MCNALLY is Chairman of the Board and Chief Executive Officer of Minnesota American and formerly an officer and director of Midwest Communications, Inc. He also serves on the board of Imaging Institute, Inc., Agricultural Financial Services, Inc. and Rainy River Resources, Inc. He is a graduate of Stanford University and University of Wisconsin Law School.

     MARK MEKLER, a registered representative, is a Regional Director of Piper Jaffray, Inc., responsible for overseeing branch offices in Minnesota. He has eighteen years experience in the financial services industry. He is also a member of the Board of Directors of the Business Education and Economics Foundation (BEEF).

     PETER FLYNN is Executive Vice President of ENStar, Inc. Effective December 31st, 1998, Vicom acquired the Midwest region of ENStar's network integration business. Flynn is also President of Americable, Inc., and a director of CorVel Corporation. He also serves on the board of the Minnesota chapter of The March of Dimes.

                     BOARD OF DIRECTORS AND ITS COMMITTEES

     The Board of Directors met informally on a regular basis during 1998. As permitted by Minnesota Law, the Board of Directors acted from time to time during 1998 by unanimous written consent in lieu of conducting formal meetings. Last year, there were three such actions and accompanying Board Resolutions passed. The Board has designated an audit committee consisting of Peter Flynn and Jon Dodge. The Board has also designated a compensation committee consisting of Pierce McNally and Mark Mekler.

                            EXECUTIVE COMPENSATION

     The following table sets forth certain information relating to the remuneration paid by the Company to its executive officers whose aggregate cash and cash-equivalent remuneration approximated or exceeded $100,000 during the Company's last three fiscal years ending December 31, 1998.

                                                                  LONG-TERM
     NAME OF               PRINCIPAL               ANNUAL         COMPENSATION
     INDIVIDUAL            POSITION        YEAR    COMPENSATION   STOCK OPTIONS (#)
     ----------            ---------       ----    ------------   -----------------
     Marvin Frieman        Chairman        1998      $103,095            -
                                           1997      $101,269         87,500
                                           1996      $106,550            -

     Steven M. Bell        President       1998      $101,076            -
                                           1997      $102,337         87,500
                                           1996      $106,942            -

     James L. Mandel       CEO             1998      $36,114          225,000
                                           1997         -                -
                                           1996         -                -

DIRECTORS FEES

     The Company does not pay directors fees to its directors.

1997 STOCK OPTION PLAN

     The Company has an Employee Stock Option Plan, effective January 15, 1997, pursuant to which 700,000 shares of common stock are reserved for issuance pursuant to options granted and to be granted to key employees and agents. Since the Plan's inception options for 690,500 share of common stock have been granted to Company employees. Of those shares, options for 400,000 shares have been granted to Vicom executive officers. Options are granted by the Company's Board of Directors. Options granted under the Plan may be non-qualified stock options or incentives stock options pursuant to Section 422A of the Internal Revenue Code.

1999 STOCK COMPENSATION PLAN

     The Company's Board of Directors is recommending and seeking shareholder approval of its 1999 Stock Compensation Plan. The total number of shares of stock reserved for awards under the plan is 1,500,000 shares. This includes the 700,000 authorized under the Company's 1997 stock option plan. Once the 1999 plan is approved, no further stock options shall be granted or awarded under the 1997 plan.

     The purpose of the plan is to promote the interest of the Company and its shareholders and by providing employees of the company with an opportunity to be given a proprietary interest in the Company, and thereby develop a stronger incentive to contribute to the Company's continued success and growth. Awards pursuant to the proposed 1999 plan may be in the form of either a restricted stock grant, which means a three year vesting period, or stock options.

     The exercise price of the options granted under the Plan is required to be not less than the fair market value of the Common Stock on the date of grant, and in the case of any shareholder owning 10 percent or more of the Common Stock to whom an incentive stock option has been granted under the Plan, the exercise price thereof is required to be not less than 110 percent of the fair market value of the Common Stock on the date the option is granted. Options are not transferrable. An optionee, or his or her personal representative, may exercise his or her option for a period of ninety (90) days following termination of employment, disability, or death. The term of each option, which is fixed by the Committee, may not exceed 10 years from the date the option is granted, or 5 years in the case of incentive stock options granted to shareholders owning 10 percent or more of the Common Stock to whom options have been granted. Options may be made exercisable in whole or in installments as determined by the Committee or Board. The Committee or Board may cancel an option of an employee who has terminated for cause or takes employment with a competitor.

STOCK OPTION GRANTS DURING 1998

     The following table sets forth individual grants of stock options made to the named executive officers during the year ended December 31, 1998.

----------------------------------------------------------------------------------------------------------------------
                      NUMBER OF         PERCENT OF                                     POTENTIAL REALIZABLE VALUE AT
                      SECURITIES      TOTAL OPTIONS    EXERCISE PRICE                  ASSUMED ANNUAL RATE OF STOCK
                      UNDERLYING        GRANTED TO         OR BASE                          PRICE APPRECIATION
                   OPTIONS GRANTED     EMPLOYEES IN      PRICE/SHARE     EXPIRATION         FOR OPTION TERM (2)
                        (#)(1)       FISCAL YEAR (%)         ($)            DATE
      NAME                                                                                5% ($)          10% ($)
----------------------------------------------------------------------------------------------------------------------
Marvin Frieman            -                 -                 -              -               -               -

Steven Bell               -                 -                 -              -               -               -

James Mandel           225,000             50%              $.60         1/15/2007        $84,900         $215,155
----------------------------------------------------------------------------------------------------------------------

(1) Each option represents the right to purchase one share of common stock. The options shown in this table are all non-qualified stock options. The options to purchase shares of Common Stock of Vicom granted to Mr. Mandel become exercisable with respect to 33.3% of such shares each year over a period of three years from the date of grant and have a term of ten years. To the extent not already exercisable, the options generally become exercisable in the event of a merger in which Vicom is not the surviving corporation, a transfer of all the stock of Vicom, a sale of substantially all the assets, or a dissolution or liquidation, of Vicom.

(2) The compounding assumes a ten year exercise period for all option grants. The 5% and 10% assumed annual rates of compounded stock price appreciation are mandated by rules of the Securities and Exchange Commission and do not represent Vicom's estimate or projection of future common stock prices. These amounts represent certain assumed rates of appreciation only. Actual gains, if any, on stock option exercises are dependent on the future performance of the common stock of Vicom, and overall stock market conditions. The amounts represented in the table may not necessarily be achieved.

        AGGREGATED OPTION EXERCISES IN 1998 AND YEAR END OPTION VALUES

----------------------------------------------------------------------------------------------------------------------
                        SHARES
                       ACQUIRED        VALUE      NUMBER OF SECURITIES UNDERLYING         VALUE OF UNEXERCISED
                     ON EXERCISE      REALIZED              UNEXERCISED                       IN-THE-MONEY
                         (#)            ($)           OPTIONS AT YEAR END (#)                AT YEAR END ($)
      NAME                                       EXERCISABLE     UNEXERCISABLE       EXERCISABLE      UNEXERCISABLE
----------------------------------------------------------------------------------------------------------------------
Marvin Frieman            -              -          29,167           58,333            $19,375            $38,750

Steven Bell               -              -          29,167           58,333            $19,375            $38,750

James Mandel              -              -             -            225,000                -             $202,500
----------------------------------------------------------------------------------------------------------------------

OTHER COMPENSATION AND LONG-TERM INCENTIVE PLANS

     The Company has no long-term incentive plans and issued no long-term incentive awards during 1998.

     The Company has employment agreements with Mr. Marvin Frieman, Chairman of the Board, and Mr. Steven Bell, President, beginning, October, 1996 and expiring July, 2001. Mssrs. Frieman's and Bell's compensation is not directly tied to the Company performance. Their agreements call for special compensation to him of a lump sum amount equal to two and one-half times his annual base salary upon his termination if other than for cause and a change in control in the Company. The agreements state that annual base salary for Mssrs. Frieman and Bell will be $95,000 per year. This base salary is set and subject to approval by the Company's entire Board of Directors. Thus, the aforementioned lump sum compensation could equal $237,500 for Mr. Frieman in event such special compensation is triggered. Other key provisions of the contract include an agreement by Frieman and Bell to keep confidential information secret both during and after employment by the Company, and covenants not to compete with the Company for one year from the date of termination of employment. A change in control in the agreement is defined as the acquisition by any corporation or group of more than 20 percent of the outstanding shares of voting stock of Vicom, Inc. coupled with or followed by the election as Directors if Vicom, Inc. of persons who were not directors at the time of such acquisition, if such persons shall become a majority of the Board of Directors of Vicom, Inc.

     The Company also has a three year employment agreement with James L. Mandel, the terms of which involve an annual base salary of $132,000 and a stock option of 225,000 shares at $0.60 cents per share, vested over a three year period.

     The Company maintains key man life insurance policies in the amount of $1,000,000 each on the lives of Steven Bell and Marvin Frieman. The Company is the beneficiary of these policies and has adopted a plan to pay fifty percent of all life insurance proceeds to the spouse or surviving children of each such officer.

PREFERRED STOCK

     In December 1998, the Company authorized 275,000 shares of 8% Class A Cumulative Convertible Preferred, no par value, and 60,000 shares of 10% Class B Cumulative Convertible Preferred, no par value. The Class B preferred was offered to certain notes payable holders at a conversion of $10.00 per Class B share. Each share of Class A Preferred and Class B Preferred is nonvoting and convertible into five shares of common stock. Issuance of a share of preferred stock gives the holder a five year warrant to purcase one share of common stock at $3.00 per share, subject to adjustment. Dividends on Class A are payable quarterly at 8% per annum. Dividends on Class B Preferred are payable monthly at 10% per annum.

     In December 1998, James Mandel, CEO, converted notes payable of $40,000 into 4,000 units of Class B Preferred Stock. In January 1999, Pierce McNally, Director, converted notes payable of $25,000 into 2,500 units of Class B Preferred Stock.

RELATED PARTY TRANSACTIONS

     The following is a summary of all significant related party transactions during fiscal year 1998.

     The Company leases facility space from Marbell Realty, a limited liability corporation owned in equal shares by Steven Bell and Marvin Frieman, Executive Officers and Directors pursuant to lease, expiring in 2006. Total facilities rent expense paid under said lease was approximately $181,000 in 1998. The Company believes that the rental amounts being paid under the lease are equal to or less than the Company would be paying to another landlord. The lease was ratified by the Company's Board of Directors.

     During 1998, the Company purchased equipment of approximately $645,000 from Tadiran Telecommunications, Inc. a shareholder of the Company.

INDEPENDENT PUBLIC ACCOUNTANTS

     It is proposed that Lurie, Besikof, Lapidus & Co., L.L.P., Independent Public Accountants, be ratified as auditors for the Company for the prior year.

     It is expected that a representative of Lurie, Besikof, Lapidus & Co., L.L.P. will be present at the meeting. The representative will have an opportunity to make a statement and will be available to respond to appropriate questions.

OTHER MATTERS

     The management of the Company is unaware of any other matters that are to be presented for action at the meeting. Should any other matter come before the meeting, however, the persons named in the enclosed proxy will have discretionary authority to vote all proxies with respect to such matter in accordance with their judgement.

SHAREHOLDER PROPOSALS

     Proposals submitted to be presented at the 2000 annual meeting of shareholders must be received by the Company by December 30, 1999 to be considered for inclusion in the Company proxy materials relating to that meeting.

                                          Vicom, Incorporated


                                          by Pierce McNally
                                          Secretary

VICOM, INCORPORATED                 THIS PROXY IS SOLICITED ON
9449 SCIENCE CENTER DRIVE           BEHALF OF THE BOARD OF
NEW HOPE, MN 55428                  DIRECTORS


                 PROXY The undersigned hereby appoints Pierce McNally proxy, and hereby appoints him to represent and to vote for any or all of the nominees for election as directors, as designated below, all the shares of stock of Vicom, Incorporated held on record by the Undersigned June 1, 1999 at the Annual Meeting of Shareholders to be held on July 28, 1999.

1. ELECTION OF DIRECTORS   / / For all nominees listed below   / / Withhold Authority
                               (except as marked to the            (to vote for all nominees
                               contrary below)                     listed below)

Steven Bell, Marvin Frieman, James Mandel, Jonathan Dodge, Pierce McNally, Mark Mekler, Peter Flynn

(INSTRUCTION: To withhold authority to vote for any individual nominees, write the nominee's name in the space provided below.)

2. PROPOSAL TO RATIFY THE COMPANY'S 1999 STOCK COMPENSATION PLAN.

      / / For           / / Against           / / Abstain

3. PROPOSAL TO RATIFY THE APPOINTMENT OF LURIE, BESIKOF, LAPIDUS &
   CO., L.L.P. AS THE INDEPENDENT PUBLIC ACCOUNTANTS OF THE COMPANY FOR FISCAL YEAR 1998.

      / / For           / / Against           / / Abstain

4. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting. This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, the proxy will be voted for proposals 1, 2 & 3.

Please sign exactly as the name appears on the proxy. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign corporate in full by the executive or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                                  Date:                , 1999
                                       ----------------------

                                  ---------------------------
                                  Signature

                                  ---------------------------
                                  Signature if jointly held